SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 17, 2003

AMERICAN RETIREMENT VILLAS

PROPERTIES III, L.P.

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	0-26470 (Commission File Number)	33-0365417 (IRS Employer Identification No.)

245 Fischer Avenue, D-1
Costa Mesa, CA 92626
(Address of Principal Executive Offices and Zip Code)

(714) 751-7400
(Registrant’s telephone number, including area code)

Item 5.    Other Events

(a)  ARV Assisted Living, Inc. (“ARV”), the Managing General Partner of American Retirement Villas Properties III, L.P. (“ARVP III”), announced that on January 3, 2003, ARV, Prometheus Assisted Living LLC (“Prometheus”), and Jenny Merger Corp., a wholly-owned subsidiary of Prometheus (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the Merger Agreement, on the terms and conditions set forth therein, Merger Sub will merge (the “Merger”) with and into ARV, with ARV as the surviving entity (the “Surviving Corporation”). Upon consummation of the Merger, Prometheus will be the beneficial owner of 100% of the capital stock of the Surviving Corporation. The Surviving Corporation will continue to be the Managing General Partner of ARVP III.

The obligations of ARV, Prometheus, and Merger Sub to consummate the Merger are subject to certain closing conditions, including, among other things, that ARV obtain the affirmative vote of a majority of all the outstanding common stock of ARV. Prometheus currently owns approximately 43.5% of the ARV’s outstanding common stock and its affiliate holds a warrant, which if exercised, would result in Prometheus and its affiliates, together, owning approximately 45.8% of the ARV’s outstanding common stock.

ARV will file proxy materials with the Securities and Exchange Commission for a special meeting of ARV’s stockholders to vote on the Merger.

The press release relating to the forgoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Exhibits

(c)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 3, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RETIREMENT VILLAS PROPERTIES III, L.P.

	By:	ARV ASSISTED LIVING, INC., its Managing General Partner

Date: January 17, 2003	By:	/s/ Douglas Pasquale
Name: Douglas Pasquale Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 3, 2003

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